UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2004

NORCROSS SAFETY PRODUCTS L.L.C.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-110531	61-1283304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 York Road, Suite 215
Oak Brook, Illinois 60523
(Address of Principal Executive Offices, including  Zip Code)

(630) 572-5715
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2004, in connection with his retirement from Norcross Safety Products L.L.C., our subsidiary, North Safety Products Ltd. entered into a Consulting Agreement with Claude L. Roberge, who is our President — Canada and European General Industrial and the controller of an entity that has a 26% interest in a C$5.5 million subordinated seller note issued by our parent company in February 2000 in connection with the acquisition of Arkon Safety Equipment Inc.  The note bears interest at the Canadian prime rate, with interest payable quarterly.  The remaining principal on this note of approximately U.S. $1.0 million is payable on September 30, 2004.

Pursuant to the terms of this Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, Mr. Roberge’s responsibilities, remuneration and employee benefits will remain as currently in effect until December 31, 2004, after which time and continuing through December 31, 2005, he will act as a consultant to, but will no longer have operational responsibility or authority for, the registrant or its affiliates.  Mr. Roberge will continue to receive his current salary and employee benefits during 2005 unless terminated for cause, but will not be eligible for any bonus for that period.  This agreement also contains customary non-solicitation and non-competition provisions.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.  The Consulting Agreement referenced above supercedes in its entirety the Employment Agreement, dated as of February 17, 2000, between Arkon Safety Equipment Inc. and Mr. Roberge pursuant to which Mr. Roberge agreed to serve as the President and Chief Executive Officer of Arkon Safety Equipment Inc. for a term of four years and was entitled to receive a base salary of not less than C$332,000 per year and an incentive bonus targeted at 30% of his base salary at the end of each fiscal year.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 above is incorporated herein by reference.  Claude L. Roberge shall retire from his position as our President — Canada and European General Industrial, effective December 31, 2004.  Effective upon Mr. Roberge’s retirement, Charles S. Ellis will assume responsibility for the Canadian and the European division of our General Industrial segment, except for our German subsidiary, Kächele-Cama Latex GmbH, which will report directly to Robert A. Peterson, our President and Chief Executive Officer.

Mr. Ellis has served as our President — U.S. General Industrial since June 2001.  Mr. Ellis was previously at Thomas and Betts Corporation, where he served as President for the Lighting and Utility Division.  Prior to joining Thomas and Betts in 1996, Mr. Ellis was President and Chief Operating Officer of Elastimold, a division of Eagle Corp.  Prior thereto, Mr. Ellis worked for Westinghouse Electrical Corporation in a variety of positions over a span of 17 years.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1                           Consulting Agreement, dated as of September 30, 2004, by and among North Safety Products Ltd. and Claude Roberge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORCROSS SAFETY PRODUCTS L.L.C.

Date:	October 1, 2004	By:	/s/ David F. Myers, Jr.
		Its:	Executive Vice President, Chief Financial
Officer, Secretary and Manager (Principal
Financial and Accounting Officer)